DEAN HELLER                                FILED # C17516-03
Secretary of State                         NOV 23 2004
204 North Carson Street, Suite 1           IN THE OFFICE OF
Carson City, Nevada 89701-4299             DEAN HELLER
(775) 684 5708                             DEAN HELLER,
Website: secretaryofstate.biz              SECRETARY OF STATE

        Certificate of Amendment
   (PURSUANT TO NRS 78.385 and 78.390)

Important Read attached instructions          ABOVE SPACE IS FOR OFFICE USE ONLY
before completing form.

              Certificate of Amendment to Articles of Incorporation
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                         Corporations For Nevada Profit
                         ------------------------------

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
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ATNG INC.
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2. The articles have been amended as follows (provide article numbers, if available):
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Article 1 is hereby amended in its entirety to read as follows:
I. NAME. The name of the Company is Zann Corp.

Article III is hereby amended to read as follows:
III. AUTHORIZED STOCK. The total number of shares of stock which the Company shall have authority to issue is 4,350,000,000, consisting of 4,000,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 350,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").


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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:   10,002,082,000 common
                                                         shares
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4. Effective date of filing (optional):     12/3/04
                                       -----------------------------------------
                                        (must not be later than 90 days
                                        after than certificate is filed)

5. Officer Signature (required):  /s/ illegible
                                 -----------------------------------------------

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by                      Nevada Secretary of
appropriate fees. See attached fee schedule.          State AM 78.385 Amend 2003
                                                      Revised on 11/03/03